EXHIBIT 5.01

SICHENZIA ROSS FERENCE KESNER LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

                                                            September 29, 2017

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Tonix Pharmaceuticals Holding Corp., Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement, consisting of (i) 73,039 shares of common stock that are currently issued and outstanding, have been legally and validly issued, fully paid and non-assessable and (ii) 2,026,961 shares of common stock that may be sold to Lincoln Park Capital Fund LLC (“Lincoln Park”) under the purchase agreement dated September 28, 2017 (the “Purchase Agreement”); are duly authorized and will be, when issued pursuant to the Purchase Agreement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Kesner LLP